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                                                                    EXHIBIT 10.2

                              SECOND AMENDMENT TO
                      UNION TEXAS PETROLEUM HOLDINGS, INC.
                              1994 INCENTIVE PLAN

         WHEREAS, UNION TEXAS PETROLEUM HOLDINGS, INC. (the "Company") has heretofore adopted the UNION TEXAS PETROLEUM HOLDINGS, INC. 1994 INCENTIVE PLAN (the "Plan"); and

         WHEREAS, subsequent thereto, the Company has amended the Plan; and

         WHEREAS, the Company desires to amend the Plan in certain respects;

         NOW THEREFORE, the Plan shall be amended as follows, effective May 9, 1997:

         1. Section (6)(h)(iii)(F) shall be amended by adding (i) the phrase "except as provided below," after the definition of "Termination Restriction" and before "the Shares" in the first sentence and (ii) the phrase "or the disposition of Shares in an amount necessary to pay applicable taxes that become payable as a result of the exercise of the Option" at the end of the first sentence after "qualified domestic relations order."

         2.      The following new Section 6(h)(iii)(G) shall be added:

                 "(G)     Notwithstanding the foregoing, an Option or the
         Shares received by the Eligible Director upon the exercise of an Option may be transferred (in whole or in part) by the Eligible Director to (i) the spouse, children or grandchildren of the Eligible Director ("Immediate Director Family Members"), (ii) a trust or trust for the exclusive benefit of the Immediate Director Family Members and, if applicable, the Eligible Director, (iii) a partnership, limited liability company or other entity in which such Immediate Director Family Members and, if applicable, the Eligible Director are the only partners, members of stockholders, (iv) an organization described under Section 501(c)(3) of the Code and which is a private foundation within Section 509(a) of the Code or any trust the only beneficiary (other than an Immediate Family Member and if applicable, the Eligible Director) of which is an organization described under
         Section 501(c)(3) of the Code and which organization is a private foundation within Section 509(a) of the Code or (v) to other persons or entities as approved by the Board. Following transfer, any such Option or Shares shall continue to be subject to the same terms and conditions as were applicable to the Option or Shares immediately prior to transfer."

         3. Sections 6(i)(iii)(A) and 6(i)(iii)(B) shall be amended by adding the phrase "Except as provided below," to the beginning of each such Section.
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         4.      Section 6(i)(iii)(C) shall be amended by deleting such Section
(C) and by substituting the following for such Section:

                 "(C)     The Committee may, in its discretion, adopt rules or
         guidelines under which any Award (other than an Option intended to constitute an Incentive Stock Option so long as transferability of an Incentive Stock Option is prohibited by the Code) previously granted or to be granted to a Participant may be transferred (in whole or in part pursuant to such form as approved by the Company) by the Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the Immediate Family Members and, if applicable, the Participant, (iii) a partnership, limited liability company or other entity in which such Immediate Family Members and, if applicable, the Participant are the only partners, members or stockholders, (iv) an organization described under Section 501(c)(3) of the Code and which is a private foundation within Section 509(a) of the Code or any trust the only beneficiary (other than an Immediate Family Member and, if applicable, the Participant) of which is an organization described under Section 501(c)(3) of the Code and which organization is a private foundation within Section 509(a) of the Code or (v) to other persons or entities as approved by the Board or the Committee in its discretion. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable to the Award immediately prior to transfer; provided, however, that no transferred Award shall be exercisable or payable, as the case may be, unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the Award."

         4. As amended hereby, the Plan is specifically ratified and reaffirmed.

         IN WITNESS WHEREOF, this Second Amendment has been executed this 9th day of May, 1997.

                                        UNION TEXAS PETROLEUM HOLDINGS, INC.



                                        By: /s/ J. L. WHITMIRE
                                           ------------------------------------
                                            J. L. Whitmire
                                            Chairman and Chief Executive Officer

ATTEST:



/s/ LINDA L. MEAGHER
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L. L. Meagher
Assistant Secretary